EXHIBIT 23.1






                    INDEPENDENT AUDITORS' CONSENT




We consent to the incorporation by reference in Registration Statement No. 333-08527 on Form S-3, and in Registration Statement Nos. 33-40316, 33-45615, 33-53260, 33-50815, 33-52039, 33-60915, 33-60921 and 333-28543 on Form S-8 of
IPALCO Enterprises, Inc. of our report dated January 23, 1998, appearing in this Annual Report on Form 10-K of IPALCO Enterprises, Inc. for the year ended December 31, 1997.









Deloitte & Touche LLP

Indianapolis, Indiana
February 27, 1998